Exhibit 99.2

HARRY & DAVID OPERATIONS CORP.

NOTICE OF GUARANTEED DELIVERY

for

$70,000,000 Senior Floating Rate Notes due 2012

and

$175,000,000 9.0% Senior Notes due 2013

for a like principal amount of

Senior Floating Rate Notes due 2012

and

9.0% Senior Notes due 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON             2005, UNLESS THE EXCHANGE OFFER IS EXTENDED (THE “EXPIRATION DATE”).
OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT
ANY TIME PRIOR TO 5:00 P.M. NEW YORK CITY TIME, ON THE EXPIRATION DATE.

As set forth in the prospectus, dated                     , 2005 (the “prospectus”), of Harry & David Operations Corp. (the “Company”) and in the corresponding letter of transmittal, this form or one substantially similar must be used to accept the Company’s offer to exchange up to all of its (i) Senior Floating Rate Notes due 2012 (the “Senior Floating Exchange Rate Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for $1,000, or integrals thereof, in principal amount at maturity of its issued and outstanding Senior Floating Rate Notes due 2012 (the “Senior Floating Rate Notes”), of which $70,000,000 aggregate principal amount is issued and outstanding, and (ii) 9.0% Senior Notes due 2013 (the “Senior Exchange Notes,” and, collectively, with the Senior Floating Rate Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for $1,000, or integrals thereof, in principal amount at maturity of its issued and outstanding Senior Notes due 2013 (the “Senior Notes,” and, collectively, with the Senior Floating Rate Notes, the “Outstanding Notes,”), of which $175,000,000 aggregate principal amount is issued and outstanding, if certificates for the Outstanding Notes are not immediately available. If the Outstanding Notes, the letter of transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the prospectus). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

Deliver to:

WELLS FARGO BANK,

Exchange Agent

By Registered or Certified Mail:	By Hand or Overnight Delivery:	Facsimile Transmission Number: (For Eligible Institutions Only)

Wells Fargo Bank, N.A. MAC # N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. Northstar East Building 12th Floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402	(612) 667-4927

Attention:	Attention:	Confirm Receipt of Facsimile by Telephone:

Joseph P. O’Donnell	Joseph P. O’Donnell	(800) 344-5128

DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender Outstanding Notes is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Outstanding Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the letter of transmittal. The undersigned guarantees that within three (3) New York Stock Exchange trading days after the Expiration Date, the Outstanding Notes, in proper form for transfer, or book-entry confirmation, as the case may be, will be delivered together with a properly completed and duly executed letter of transmittal and any other required documents.

The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer—Withdrawal Rights” section of the prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Senior Floating Rate Notes (if available)	Principal Amount of Senior Floating Rate Notes

Principal Amount of Senior Floating Rate Notes Tendered	Signature(s)

Dated:	If Outstanding Senior Floating Rate Notes will be delivered by book-entry transfer at the Depository Trust Company, Depository Account No.:

Certificate No(s). for Senior Notes (if available)	Principal Amount of Senior Notes

Principal Amount of Senior Notes Tendered	Signature(s)

Dated:	If Outstanding Senior Notes will be delivered by book-entry transfer at the Depository Trust Company, Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates of Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Area Code and Telephone No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby:

(a)	represents that the above named person(s) own(s) the Outstanding Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

(b)	represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act; and

(c)	guarantees that delivery to the exchange agent of certificates for the Outstanding Notes to be tendered, proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the exchange agent’s account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures and any other required documents, will be received by the exchange agent at one of its addresses set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm	Authorized Signature

Address	Title
Name:
Zip Code	(Please Type or Print)

Area Code and Telephone No.:	Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.